Exhibit 99.1

Sharps Technology CEO Urges Shareholders to Vote in Support of the Three Proposals by the July 12 Voting Deadline

Robert Hayes issues a letter to shareholders asking their voting approval on three proposals vital to the Company’s continued growth.

Voting deadline is Friday, July 12, at 11:59 p.m. Eastern Time.

NEW YORK, JULY 9, 2024 – Sharps Technology, Inc., (NASDAQ: “STSS” and “STSSW”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, issues a shareholder letter from Robert Hayes, the Company’s Chief Executive Officer.

Dear Fellow Shareholders:

In order to continue Sharps Technology’s solid progress toward achieving its goals, I want to share with you the importance of the three proposals on the shareholder ballot and ask you to take a few moments to vote to approve them.

Up for vote on the ballot are the following three proposals:

●	To increase the authorized number of shares of common stock, if required for future equity transactions.
●	To effectuate a reverse stock split of the Company’s common stock, at our discretion, at a ratio of up to 1-for-8, if required to maintain our Nasdaq listing.
●	To issue securities in non-public offerings where the maximum discount will not exceed 20% below the market price of the Company’s common stock.

Our leadership team is moving forward aggressively to increase the Company’s valuation through strategic partnerships and customer opportunities that will drive the need to expand our manufacturing capacity in Europe and the United States. We believe that passing the three proposals is extremely important for Sharps to execute on these growth strategies and create more value for our shareholders.

Shareholders of record as of May 17, 2024, can vote or change their vote 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on July 12, 2024.

Voting can be executed via the Internet at www.proxyvote.com (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you access the website). It can also be accomplished by toll-free telephone at 1-800-690-6903 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you call). If your shares are held at a broker or bank, contact them directly to obtain your 16-digit shareholder control number. Voting issues and inquiries can be directed to your broker, or if holding Registered shares, to the Company by email at info@sharpstechnology.com or by calling (631) 574-4436.

Late voting or late changes can be made online during the Special Meeting on July 15 at www.virtualshareholdermeeting.com/STSS2024SM with your 16-digit stockholder control number.

With significant recent developments transforming the syringe market, Sharps Technology is experiencing heightened interest in our innovative products, and we are actively pursuing these opportunities within the healthcare market. I want to make it clear that Sharps Technology is currently extremely well-positioned to supply both U.S. and global healthcare customers with innovative products such as the SecureGard and SoloGard syringe lines, and our manufacturing expansion in South Carolina is expected to be able to ship prefillable syringes to the market within the next 12 months.

Thank you for your continuing support and confidence in our Company. For more information, please visit http://sharpstechnology.com

Sincerely,

Robert Hayes, CEO Sharps Technology, Inc.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

1-800-RED-CHIP (733-2447)

Or 407-644-4256

STSS@redchip.com